UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010

DIALPOINT COMMUNICATIONS CORPORATION (Exact name of registrant as specified in its charter)

Nevada	000-52921	20-4749741
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2354-B Ebenezer Road Rock Hill, South Carolina 29732 (Address of principal executive office)

(803) 616-0030 (Registrant’s telephone number, including area code)

767 Village Manor Place, Suwanee, Georgia 30024 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

DEPARTURE OF DIRECTORS OR CERTAN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS WITH CERTAIN OFFICERS

On April 21, 2010, Billy Radford, officer and director of the Company, due to personal reasons has resigned all of his positions with the Company including, but not limited to, President and Director. In the Interim and until a replacement or replacements can be named, Paul Reynolds, Chief Technology Officer of the Company, will assume the roles of President and Director. The Company has accepted the resignation provided by Mr. Billy Radford. Mr. Paul Reynolds will hold the office and assume his role and responsibilities with the Company.

There were no acquisition or disposition of securities in connection with the foregoing change in the majority of the board of directors and accordingly a disclosure document, as described in Rule 14f-1 of the Securities and Exchange Act of 1934, as amended, will not be filed with the Securities and Exchange Commission, nor required to be filed as a matter of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALPOINT COMMUNICATIONS CORPORATION

Date: April 21, 2010	By: /s/ Paul Reynolds
Paul Reynolds
President

EXHIBIT INDEX

Exhibit No.

Description

Not Applicable